EXHIBIT (10)(a)

CONSENT OF INDEPENDENT AUDITORS

Consent of Independent Auditors

We consent to the references to our firm under the captions “Financial Statements” in the Prospectus and Statement of Additional Information, “Auditors” in the Prospectus, and to the use of our reports (1) dated January 30, 2004 with respect to the financial statements of the subaccounts of Peoples Benefit Life Insurance Company Separate Account IV, which are available for investment by the contract owners of the Vanguard Variable Annuity and (2) February 13, 2004 with respect to the statutory-basis financial statements and schedules of Peoples Benefit Life Insurance Company in Post-Effective Amendment No. 18 to the Registration Statement (Form N-4 No. 33-36073) and related Prospectus of the Vanguard Variable Annuity.

Des Moines, Iowa

April 27, 2004